UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 23, 2011

(Date of earliest event reported)

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On November 23, 2011, RTI International Metals, Inc. (NYSE: RTI) (the “Company”), through its wholly-owned subsidiary, RTI Europe Limited, completed its acquisition of Aeromet Advanced Forming, a privately held company located in Welwyn Garden City, United Kingdom. Under the terms of the Stock Purchase Agreement, which was included as an exhibit on the Company’s Form 8-K filed October 21, 2011, Aeromet Advanced Forming Limited, which engages in hot forming, super plastic forming, diffusion bonding and fabrication of titanium sheet and plate for the aerospace and defense markets, was acquired for cash consideration of $34.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: November 29, 2011	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Vice President & General Counsel